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                                                                   EXHIBIT 10.34

                                2006-1 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                           DEFERRED COMPENSATION PLAN
                       (EFFECTIVE AS OF SEPTEMBER 1, 1999)
                            ------------------------

         This 2006-1 Amendment to the STEELCASE INC. DEFERRED COMPENSATION PLAN ("Plan") is adopted by Steelcase Inc. (the "Company"). The amendment is effective as of January 1, 2005, except as otherwise indicated.

         Pursuant to Section 6.10 of the Plan, the Company amends the Plan as follows:

                                      A.

         Section 1.12 is amended as follows:

         "Election Period" means the once-per-year period designated by the Administrative Committee before each Deferral Year during which elections under Articles III (Deferral of Base Salary or Bonus) and V (Payments) must be made with respect to that Deferral Year. The Election Period shall end no later than December 31 of the calendar year preceding the first day of the Deferral Year.

                                       B.

         Section 3.2 is amended as follows:

         3.2 Changes and Revocations in Elections. Elections generally may not be changed during the five Deferral Years for which they are in effect, except that an election to increase the amount deferred may be made during an Election Period with respect to the Deferral Years remaining in the five-Deferral Year period, subject to the Plan maximums and any additional limits as may be imposed by the Administrative Committee. Upon approval of the Administrative Committee, a Participant may at any time, with respect to Base Salary or Bonus amounts not yet earned, either decrease the amount to be deferred from Base Salary and/or Bonus to be earned in Plan Years beginning in future calendar years or revoke his or her election entirely with respect to deferrals of Base Salary or Bonus to be earned in Plan Years beginning in future calendar years.

                                       C.

         A new sentence is added at the end of Section 5.1 as follows:

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         Notwithstanding the preceding provisions of this Section 5.1, no payment of any amount treated as deferred on or after January 1, 2005 shall be made to a "key employee," as defined in Internal Revenue Code Section 416(i), for at least 6 months after such key employee's separation from service with the Company unless such payment is specifically permitted by Treasury regulations issued under the American Jobs Creation Act of 2004.

                                       D.

         Two new sentences are added at the end of Section 5.2 as follows:

         Notwithstanding the preceding provisions of this Article V, a Participant may only change his or her election with respect to amounts treated as deferred under the Plan on or after January 1, 2005 if the election is to change from a lump sum to annual payments over five or ten years or from annual payments over five years to annual payments over ten years. In the event a Participant changes his or her election with respect to amounts treated as deferred under the Plan on or after January 1, 2005, the portion of the Participant's Deferral Account treated as deferred under the Plan on or after January 1, 2005 will begin to be paid as soon as administratively feasible following the end of the fifth Plan Year following the Plan Year which includes the Participant's separation from service with the Company.

                                       E.

         A new Section 6.15 is added as follows:

         6.15 American Jobs Creation Act of 2004. Notwithstanding any provisions of the Plan to the contrary, the Plan will be operated in compliance with Internal Revenue Code Section 409A with respect to amounts treated as deferred on or after January 1, 2005.

                                       F.

         In all other respects, the Plan is unchanged.

         IN WITNESS OF WHICH, the Company executes this 2006-1 Amendment to the Plan.

                                            STEELCASE INC.



Dated:  January 20, 2005                    By /s/ Nancy W. Hickey
                                               ----------------------
                                               Nancy W. Hickey

                                               Its Senior Vice President, Chief
                                               Administrative Officer


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